===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        NORTH PITTSBURGH SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

 IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY


                        NORTH PITTSBURGH SYSTEMS, INC.

                              4008 GIBSONIA ROAD
                       GIBSONIA, PENNSYLVANIA 15044-9311
                          TELEPHONE NO. 724-443-9600

                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2002

                                 ------------

   The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 17, 2002 at 2:00 p.m., Eastern Daylight Saving Time, at the Four Points by Sheraton Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

   1. To elect Directors.

   2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on April 9, 2002 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

   You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors
                                        N. William Barthlow
                                        Secretary

Dated: Gibsonia, PA
   April 19, 2002

                        NORTH PITTSBURGH SYSTEMS, INC.
                              4008 Gibsonia Road
                       Gibsonia, Pennsylvania 15044-9311
                          Telephone No. 724-443-9600

                                 ------------

                                PROXY STATEMENT
                 F0R ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 MAY 17, 2002

                                 ------------


                                    GENERAL

   This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of Proxies to be used at the Annual Meeting of Shareholders of the Company and any adjournments thereof, to be held at the Four Points by Sheraton Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, on May 17, 2002 at 2:00 p.m., Eastern Daylight Saving Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on April 9, 2002 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

   It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 19, 2002. Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder's instructions. If no such instructions are specified, the Proxy will be voted FOR each of the Nominees for election as a Director. The presence of a shareholder at the Annual Meeting will not automatically revoke such Shareholder's Proxy. Shareholders may revoke their Proxies prior to commencement of the Annual Meeting by delivering notice of the revocation as described in the following sentence. Proxies and notices of revocation should be mailed or delivered to the Company's transfer agent, Wells Fargo Bank Minnesota, N.A., Shareowner Services, P. O. Box 64854, St. Paul, MN 55164-0854, for receipt by Wells Fargo Bank Minnesota, N.A., Shareowner Services, no later than two (2) business days prior to the 2002 Annual Meeting of Shareholders, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 2002 Annual Meeting.

   The Company will bear the cost of solicitation of Proxies. In addition to the use of the mails, the Company, if necessary, may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit Proxies from Shareholders, either personally or by telephone, facsimile, telegraph or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record, and the Company will reimburse these persons for reasonable out-of-pocket expenses incurred.

                                 VOTING RIGHTS

   Only Shareholders of record at the close of business on April 9, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At that date, the Company had outstanding and entitled to vote 15,005,000 shares of its Common Stock (Common Stock). Holders of Common Stock are entitled to one vote for each share held in respect to the election of each of the Directors. Proxies will be received and tabulated by Wells Fargo Bank Minnesota, N.A., Shareowner Services, with the results thereof reported to the three (3) Judges of Election appointed by the Company's Board of Directors under the authority of the Bylaws of the Company and the Pennsylvania Business Corporation Law. Election as a Director requires a favorable vote of the majority of the total shares represented at the meeting. The total shares represented includes abstentions, withheld votes and broker non-votes.

                                STOCK OWNERSHIP

   As of March 12, 2002, NPT Holdings, LLC (NPT Holdings), a limited liability corporation, a wholly-owned indirect subsidiary of Armstrong Holdings, Inc., held of record 914,665 shares or 6.10% of the Company's 15,005,000 outstanding shares of Common Stock. As of that date, no other entity or individual held of record more than 5% of such stock. A Schedule 13D and amendments thereto have been filed with the Securities and Exchange Commission on the joint behalf of
(i) Armstrong Holdings, Inc. (holder of 297,996 shares of Common Stock as of March 12, 2002), (ii) a subsidiary of Armstrong Holdings, Inc., (iii) the Sedwick Foundation (holder of 55,713 shares of Common Stock as of March 12,
2002), (iv) the Jud L. Sedwick Family Trust No. 2 (holder of 400 shares of Common Stock as of March 12, 2002) and (v) Director Jay L. Sedwick and his spouse, Dru A. Sedwick, son of Jay L. Sedwick, Jay L. Sedwick's brother-in-law and his spouse, an unrelated officer of Armstrong Holdings, Inc., and his spouse and certain other persons, both individually and in respect of certain of their capacities as officers of Armstrong Holdings, Inc. The aggregate beneficial ownership at March 12, 2002 of those filing the Schedule 13D, as amended, and certain related persons and entities, was 1,521,190 shares or 10.14% of the Company's outstanding Common Stock. Each of such persons named in the Schedule 13D, as amended, disclaimed any membership in any "group" as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934, and they have indicated that the stock has been acquired for investment.

   The following table sets forth information with respect to all persons known to the Company to be beneficial owners of more than 5% of the Company's voting securities as of March 12, 2002, and those persons known to the Company who, by virtue of their relationship to Armstrong Holdings, Inc. and/or NPT Holdings, might be deemed to be beneficial owners of the North Pittsburgh Common Stock held by those corporations:

                                    Table I

                       Beneficial Owners of More Than 5%
                       of Outstanding Voting Securities

                   Owner's Name and          Amount and Nature           Percent
Title of Class     Business Address       of Beneficial Ownership        of Class
--------------    -------------------     ----------------------------   --------
Common Stock      NPT Holdings, LLC         914,665     Direct (1)        6.10%
                  One Armstrong Place
                  Butler, PA 16001

Common Stock      Jay L. Sedwick             62,611     Direct (2)        0.42%
                  One Armstrong Place     1,290,031     Indirect (3)      8.60%
                  Butler, PA 16001

Common Stock      William C. Stewart          3,100     Direct (4)        0.02%
                  One Armstrong Place     1,273,374     Indirect (5)      8.49%
                  Butler, PA 16001

Common Stock      Kirby J. Campbell          10,600     Direct (6)        0.07%
                  One Armstrong Place     1,268,774     Indirect (7)      8.46%
                  Butler, PA 16001

Common Stock      Dru A. Sedwick             35,523     Direct            0.24%
                  One Armstrong Place     1,246,788     Indirect (8)      8.31%
                  Butler, PA 16001

--------
(1) These shares were transferred to NPT Holdings by Armstrong Utilities, Inc.
(2) Of the 62,611 shares directly owned by Jay L. Sedwick, 2,505 shares are held jointly with his wife.
(3) Jay L. Sedwick, a Director of the Company, is Chairman of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 55,713 shares held by the Sedwick Foundation, of which Jay L. Sedwick is a Co-Trustee, the 400 shares held by the Jud L. Sedwick Family Trust Fund No. 2, of which Jay L. Sedwick is a Co-Trustee, and the 21,257 shares held by Strand Investment Partners, L.P., a Delaware limited partnership which handles diversified investments, of which Jay L. Sedwick is a partner, his indirect beneficial ownership would total 1,290,031 shares.

(4) The 3,100 shares directly owned by William C. Stewart are held jointly with his wife.
(5) William C. Stewart is a Director of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 5,000 shares held individually by his wife and the 55,713 shares held by the Sedwick Foundation, of which William C. Stewart is a Co-Trustee, his indirect beneficial ownership would total 1,273,374 shares.
(6) The 10,600 shares directly owned by Kirby J. Campbell are held jointly with his wife.
(7) Kirby J. Campbell is a Director, Chief Executive Officer and Treasurer of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings, the 55,713 shares held by the Sedwick Foundation, of which Kirby
    J. Campbell is a Co-Trustee, and the 400 shares held by the Jud L. Sedwick Family Trust Fund No. 2, of which Kirby J. Campbell is a Co-Trustee, his indirect beneficial ownership would total 1,268,774 shares.
(8) Dru A. Sedwick is a Director and President of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 297,996 shares held by such corporation, the 914,665 shares held by NPT Holdings and the 34,127 shares held by the Dru A. Sedwick 2001 Trust, of which Dru A. Sedwick is a trustee, his indirect beneficial ownership would total 1,246,788 shares.

   The following table sets forth information with respect to the beneficial ownership as of March 12, 2002 of individual Directors, Nominees for election as Directors and of all Directors, Nominees and Officers of the Company as a Group.

                                   Table II

                       Security Ownership of Management

                                                    Amount and Nature
                            Name of              of Beneficial Ownership Percent
Title of Class          Beneficial Owner                   (1)           of Class
--------------          ----------------         ----------------------- --------
Common Stock    Harry R. Brown                      19,570 Direct (2)     0.13%
                                                    20,304 Indirect (3)   0.14%

Common Stock    Charles E. Cole                     52,028 Direct (4)     0.35%
                                                    21,972 Indirect (5)   0.15%

Common Stock    Allen P. Kimble                      1,129 Direct (6)     .008%

Common Stock    Stephen G. Kraskin                   3,000 Direct         0.02%

Common Stock    David E. Nelsen                      2,500 Direct (7)     0.02%

Common Stock    Jay L. Sedwick                      62,611 Direct (8)     0.42%
                                                 1,290,031 Indirect (9)   8.60%

Common Stock    Charles E. Thomas, Jr.              35,710 Direct (10)    0.24%
                                                    31,000 Indirect (11)  0.21%

Common Stock    All Directors, Nominees and        185,028 Direct         1.23%
                Officers as a Group (13 Persons) 1,367,682 Indirect (12)  9.11%

--------
 (1) Included in the shares set forth in the table above are (a) shares beneficially owned by the Director/Nominee/Officer, his wife, minor children, and relatives living in his house, which are includable in such table under rules of the Securities and Exchange Commission and (b) shares which are deemed to be beneficially owned because the Director/Nominee/Officer has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 12, 2002, and percentages of share ownership are calculated based upon 15,005,000 shares of Common Stock outstanding as of that date.
 (2) Of the 19,570 shares directly owned by Harry R. Brown, 1,354 shares are held jointly with his wife.

 (3) The 20,304 shares indirectly owned by Harry R. Brown are held individually by his wife.
 (4) Of the 52,028 shares directly owned by Charles E. Cole, 32,272 shares are held jointly with his wife.
 (5) The 21,972 shares indirectly owned by Charles E. Cole are held individually by his wife.
 (6) The 1,129 shares directly owned by Allen P. Kimble are held jointly with his wife.
 (7) The 2,500 shares directly owned by David E. Nelsen are held jointly with his wife.
 (8) Of the 62,611 shares directly owned by Jay L. Sedwick, 2,505 shares are held jointly with his wife.
 (9) For information with respect to the 1,290,031 shares indirectly owned by Jay L. Sedwick, please refer to Note 2 to Table I above.
(10) Of the 35,710 shares directly owned by Charles E. Thomas, Jr., 11,800 shares are held jointly with his wife.
(11) Of the 31,000 shares indirectly owned by Charles E. Thomas, Jr., 25,000 shares are held by him under the Pennsylvania Uniform Transfers to Minors Act as custodian for five children and 6,000 shares are held individually by three of his children.
(12) The 1,367,682 shares indirectly owned by all Directors, Nominees and Officers as a Group include the 1,290,031 shares indirectly owned by Jay
     L. Sedwick and described in Note 2 to Table I above.

   No Director, Nominee, Officer of the Company or "group" as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company's Common Stock by virtue of any voting trust or similar arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, Executive Officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Directors, Executive Officers, and 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Solely on the basis of its review of the copies of such forms or written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its Directors and Officers were timely met during 2001 with the exception of the late filing of a Form 5 by Jay L. Sedwick to report his inheritance in October, 2001 of 100,000 shares of the Company's Common Stock and his gift of 44,328 shares thereof to relatives.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                             ELECTION OF DIRECTORS

   The Bylaws provide that North Pittsburgh shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the Annual Meeting at which such Directors are to be elected. The Board of Directors has established at seven (7) the number of Directors to be elected at the Annual Meeting.

   The persons named in the following table have been nominated for election as Directors of North Pittsburgh to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualify. The Nominees are the present Directors of North Pittsburgh and were elected at the 2001 Annual Meeting of Shareholders. The number of Common Stock shares represented at the 2001 Annual Meeting of Shareholders held May 18, 2001 was 12,547,290 represented by proxy and 16,340 in person, or 83.73% of the 15,005,000 outstanding shares of such stock on that date.

   It is the intention of the proxies to vote for the election of seven (7) Directors and, unless authority to vote for any or all individual Nominees is withheld, it is the intention of the proxies to vote for the election of the

Nominees listed in the following table. If any of the following Nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute Nominee, in which event votes will be cast for such substitute Nominee pursuant to the accompanying Proxy.

   There are no arrangements or understandings among any Director, Nominee, North Pittsburgh or its subsidiaries or any other person pursuant to which a Director or Nominee for a Directorship was or is to be nominated or elected.

   The information in the table which follows includes as to each such Nominee, the Nominee's age, the year in which the Nominee's service commenced as a Director of North Pittsburgh, the Nominee's current position and offices held with North Pittsburgh, the Nominee's business experience during the past five years and certain other information. Individual shareholdings of each Nominee may be found above in Table II, Security Ownership of Management.

                      NOMINEES FOR ELECTION AS DIRECTORS
                        AND INFORMATION CONCERNING THEM

Biographical Summaries of Nominees/1/

   Unless otherwise specified, "North Pittsburgh" as used in this "Biographical Summaries of Nominees" section means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related only to North Pittsburgh Telephone Company, the Company's principal subsidiary, are also presented.

HARRY R. BROWN                          Director of North Pittsburgh since 1989

President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

   Mr. Brown, 65, has been President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company since 1998. He was Vice President of North Pittsburgh Systems, Inc. from 1992 to 1998. Mr. Brown also held the following North Pittsburgh positions: Vice President--Operations from 1987 to 1998, Assistant Vice President--Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE                     Director of North Pittsburgh since 1968

Retired Physician

   Dr. Cole, 71, is a retired physician who previously practiced with the Cole-Lechmanick division of Genesis Medical Associates in the Town of McCandless, PA.
--------
/1/Unless otherwise indicated, a Nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to the periodic reporting requirements of that Act, and companies registered as investment companies under the Investment Company Act of 1940, are listed. With the exception of North Pittsburgh Telephone Company, no corporation or organization listed herein is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries.

ALLEN P. KIMBLE                         Director of North Pittsburgh since 1998

Vice President and Treasurer of North Pittsburgh Systems, Inc. and North Pittsburgh Telephone Company

   Mr. Kimble, 55, has been Vice President since 1989 and Treasurer since 1985 of North Pittsburgh Systems, Inc. and Vice President since 1989 and Treasurer since 1979 of North Pittsburgh Telephone Company. Mr. Kimble also held the following North Pittsburgh positions: Secretary from 1993 to 1998, Assistant Vice President from 1987 to 1993, Assistant Secretary from 1979 to 1993, Assistant Secretary-Treasurer from 1977 to 1979 and Assistant to Vice President--Finance from 1976 to 1977.

STEPHEN G. KRASKIN                      Director of North Pittsburgh since 1999

Partner of Kraskin, Lessee & Cosson, LLP

   Mr. Kraskin, 51, is an attorney and managing partner in the legal and consulting firm of Kraskin, Lessee & Cosson, LLP, which he founded in 1992. Mr. Kraskin's professional practice is concentrated in the provision of legal, regulatory and business planning services to a wide variety of telecommunications companies. Prior to entering private practice, he was General Counsel to a telecommunications consulting firm, and he served as Deputy General Counsel of the National Association of Regulatory Utility Commissioners.

DAVID E. NELSEN                         Director of North Pittsburgh since 1999

Chief Executive Officer of CoManage Corporation

   Since 1998, Mr. Nelsen, 41, has been Chief Executive Officer of CoManage Corporation, a telecom network management software company. Previously, from 1996 to 1998, he was Senior Director at FORE Systems, a Pittsburgh area high technology manufacturing company, with responsibility for product management and marketing of FORE's service provider products, business planning and strategy. Prior thereto, he served as FORE's Director of Marketing from 1994 to 1996, with responsibility for video and telco product management and marketing. Before joining FORE, Mr. Nelsen held a variety of positions during almost 12 years at AT&T, including ATM Service Product Manager at AT&T Business Communication Services (1991-1994) and Private Packet Network Services Technical Manager at AT&T Bell Laboratories (1982-1991).

JAY L. SEDWICK                          Director of North Pittsburgh since 1980

Chairman of Armstrong Holdings, Inc.

   Mr. Sedwick, 67, is the Chairman of Armstrong Holdings, Inc., an entity which holds a controlling interest in various entities engaged in telephony, cable television/high speed data, home security and real estate. Mr. Sedwick has been the Chairman of Armstrong Holdings, Inc. and various of its subsidiaries since 1993. Since 1963 and prior to his becoming Chairman, Mr. Sedwick held various offices within Armstrong Holdings, Inc. and its subsidiaries, including President and Chief Executive Officer.

CHARLES E. THOMAS, JR.                  Director of North Pittsburgh since 1993

Chairman of Board of Directors of North Pittsburgh

   Mr. Thomas, Jr., 59, has been Chairman of the Board of Directors of North Pittsburgh since 1998. Mr. Thomas has also been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of this firm in 1991, concentrating in public utility, securities regulation and corporate law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990.

Meetings of the Board and Committees

   The Board of Directors held thirteen meetings during 2001.

   Jay L. Sedwick, Chairman of the Committee, Charles E. Cole, Stephen G. Kraskin, David E. Nelsen and Charles E. Thomas, Jr. served, without additional compensation, as a Compensation Committee and, in 2001, held four separate meetings and two meetings in conjunction with meetings of the full Board of Directors (see Compensation Committee Report on Executive Compensation below).

   Charles E. Thomas, Jr., Chairman of the Committee, Stephen G. Kraskin and David E. Nelsen served, without additional compensation, as a standing Audit Committee. The Audit Committee did not meet separately in 2001 as Audit Committee matters were considered during regularly scheduled meetings of the Board, including monthly review of unaudited financial reports and discussions with the Company's Chief Accounting Officer regarding those reports and a presentation to the Committee and the Board by the Company's independent auditors in March of 2001 regarding the financial statement audit for the year ended December 31, 2000 and the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, and the disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee met during March of 2002 to consider matters related to the audit of the financial statements of the Company for the year ended December 31, 2001 (see Audit Committee Report below).

   The Company does not have a standing nominating committee; the Board of Directors each year nominates the candidates for election as Directors of the Company.

   Each Director attended 75% or more of all Board of Directors' meetings, and 75% or more of all meetings of each committee on which he served, during 2001.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   Summary Compensation Table. The Summary Compensation Table below shows the total compensation of North Pittsburgh's President and four other most highly compensated Executive Officers whose compensation exceeded $100,000 during 2001. All of North Pittsburgh's Executive Officers have served in such offices throughout 2001.

                         Summary Compensation Table(A)

                                   Annual
                                Compensation
                              ----------------
Name and Principal                                All Other
Position                 Year  Salary   Bonus  Compensation(B)
------------------       ---- -------- ------- ---------------
Harry R. Brown (1)       2001 $224,760 $29,337     $4,597
                         2000  217,667  16,417      6,607
                         1999  199,500   6,433      5,995

Allen P. Kimble (2)      2001 $177,625 $29,337     $5,485
                         2000  162,833  16,417      6,000
                         1999  133,000   6,433      4,902

N. William Barthlow (3)  2001 $177,625 $29,337     $5,950
                         2000  159,667  16,417      6,423
                         1999  122,500   6,433      4,868

Frank A. Macefe (4)      2001 $177,625 $29,337     $5,485
                         2000  159,667  16,417      5,885
                         1999  122,500   6,433      4,505

Albert W. Weigand (5)    2001 $157,325 $29,337     $6,081
                         2000  145,333  16,417      5,774
                         1999  116,750   6,433      4,450

--------
(1) President since 1998 and Vice President from 1992 to 1998 of North Pittsburgh Systems, Inc.; President and General Manager since 1998 and Vice President--Operations from 1987 to 1998 of North Pittsburgh Telephone Company. Mr. Brown was also a Director of both companies in all three years.
(2) Vice President since 1989, Treasurer since 1985 and a Director since 1998 of both North Pittsburgh Systems, Inc. and North Pittsburgh Telephone Company.
(3) President since 1999 of Pinnatech, Inc. d/b/a Nauticom, a subsidiary of the Company; Vice President since 1994, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Systems, Inc.; Vice President--Marketing and Service since 1999, Vice President--Marketing and Revenues from 1994 to 1999, Secretary since 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Telephone Company.
(4) President since 1998 of Penn Telecom, Inc., a subsidiary of the Company; Vice President since 1999 and Assistant Vice President from 1989 to 1999 of North Pittsburgh Systems, Inc.; Vice President--Sales since 1999, Assistant Vice President--Marketing from 1989 to 1999 and Marketing Manager from 1979 to 1989 of North Pittsburgh Telephone Company.
(5) Vice President--Operations & Technology since 1998 of Penn Telecom, Inc., a subsidiary of the Company; Vice President since 1999 and Assistant Vice President from 1997 to 1999 of North Pittsburgh Systems, Inc.; Vice President--Operations since 1999, Assistant Vice President--Operations from 1997 to 1999, Sr. Planning Engineer from 1995 to 1997 and Planning Engineer from 1986 to 1995 of North Pittsburgh Telephone Company.

Notes to Summary Compensation Table:

(A) The Summary Compensation Table reflects salary, bonus and Company contributions to a defined contribution plan. Since 1998, inside Directors receive no additional compensation for serving on the Board of Directors. No other forms of compensation, such as Restricted Stock Awards, Stock Appreciation Rights, Options or Long Term Incentive Payments, were in effect during the years reported. In addition, during the years reported, no one participated in the Deferred Compensation Plan.

(B) The "All Other Compensation" amounts consist of the annual contributions made to the North Pittsburgh Telephone Company Employees' Savings and Retirement Plan (401-K) for the benefit of Messrs. Brown, Kimble, Barthlow, Macefe and Weigand during the years reported.

Employment Agreements

   North Pittsburgh Telephone Company, North Pittsburgh's principal subsidiary, has employment agreements (the Agreements) with the Officers named in the Summary Compensation Table and with one additional Executive Officer of the Company. The Agreements provide for certain payments should certain prescribed conditions occur. If prior to the expiration of the Executive Officer's term of employment, North Pittsburgh Telephone Company terminates the Officer's employment other than for just or good cause, then North Pittsburgh Telephone Company shall be obligated to pay to the Officer a severance amount equal to the base salary which would be payable to the Officer for the balance of the present term of the Agreement. In no event shall the severance amount to be paid to the Officer exceed two hundred and fifty percent (250%) of the Officer's annual base salary or be less than one hundred twenty-five percent (125%) of the Officer's annual base salary.

   The Agreements have been amended to provide that if, after a Change of Control (as defined in the Agreements) of North Pittsburgh Telephone Company or North Pittsburgh Systems, Inc., North Pittsburgh Telephone Company or its successor terminates the Officer's employment other than for Cause (as defined in the Agreements) or the Officer terminates his employment after North Pittsburgh Telephone Company or its successor seeks to terminate or substantially breach the Officer's Agreement, to terminate the Officer's employment, to substantially change the Officer's duties or privileges or limit the Officer's managerial duties and control, or to geographically relocate the Officer, then North Pittsburgh Telephone Company shall be obligated to pay to the Officer an amount equal to two times the Officer's then current annual base salary. (This payment would be in lieu of, and not in addition to, the severance payment described earlier in this paragraph.) In that circumstance, the Officer shall be deemed to have remained employed through the term of the Officer's Agreement for purposes of calculating the Officer's retirement benefits.

   North Pittsburgh Telephone Company has adopted a Retention Payment Program (Program) pursuant to which the Officers named in the Summary Compensation Table and one additional Executive Officer of the Company would be entitled to receive a payment from North Pittsburgh Telephone Company on the six-month anniversary of a Change of Control (as defined in the Program letters to the affected Officers (Letters)) of North Pittsburgh Systems, Inc. or North Pittsburgh Telephone Company if the Officer has continued in active employment with North Pittsburgh Telephone Company to such six-month anniversary date. The Officer (or his or her beneficiary or estate) would be entitled to the payment if the Officer is not employed by North Pittsburgh Telephone Company on the six-month anniversary date because the Officer has died or become disabled or because his or her employment had been terminated either (i) by North Pittsburgh Telephone Company without Cause (as defined in the Letters) or (ii) by the Officer if after the Change of Control North Pittsburgh Telephone Company seeks to terminate the Officer's employment, to terminate or substantially breach the Officer's employment Agreement described in the paragraph above, to substantially change the Officer's duties or privileges or limit the Officer's managerial duties and control or to geographically relocate the Officer. The amount of the payment would be equal to 35% of the Officer's base salary in effect when the Change of Control occurs.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors was quite active with respect to matters impacting executive compensation for Year 2001. As was indicated in the Proxy Statement for the 2001 Annual Meeting, the Compensation Committee met on May 10, 2000 for the purpose of considering whether adjustments to executive compensation levels were advisable. Considered at that meeting were (i) previously furnished information summarizing recent increases in executive compensation, (ii) the offers and inquiries made to Company executives by other companies and headhunters, (iii) previous salary increases for the executive team, (iv) the performance of each of the executives and their importance to various projects which had been undertaken and (v) the 1998 Report of Peter R. Johnson & Company which had been employed to conduct an executive compensation study and make recommendations to the Compensation Committee and in its report had provided information as to salary ranges for Executive Officers and other data based upon a study of comparable and other companies within the industry (Johnson Report). After considering this information, the Compensation Committee adopted a motion recommending to the full Board specific increases in salaries for each Executive Officer to levels at or somewhat below the mid-point of the higher range for comparable companies shown in the Johnson Report. At a Special Meeting held the same day, the full Board approved and adopted the Compensation Committee's recommendation effective for service on and after May 1, 2000.

   The Board of Directors again considered executive compensation at its meeting held December 7, 2000. Although in some years the Compensation Committee would meet and recommend adjustments to executive compensation levels for consideration at the December meeting of the Board, it was decided by the Board that, since executive compensation levels were reviewed and adjusted in May, 2000, the matter of further adjustments to executive compensation levels would be deferred until the May, 2001 Regular Meeting of the Board.

   At its meeting on May 18, 2001, the Board decided that before it would formally consider whether any adjustments to executive compensation levels were appropriate, a meeting of the Compensation Committee should be scheduled to consider compensation levels and make a recommendation. Accordingly, a meeting of the Compensation Committee was held on May 30, 2001 at which the matter of executive compensation levels was considered. However, as the Committee failed to reach a consensus, a second meeting was scheduled for June 20, 2001 to be preceded by the circulation of additional information for the Committee's review in preparation for the meeting. The Committee met on June 20, 2001 as scheduled. The Johnson Report was again reviewed as was the impact on industry compensation of the demise of the dot.com companies. Information regarding compensation levels of comparable companies obtained from a review of proxy materials filed with the Securities and Exchange Commission was likewise reviewed. The Committee concluded that further consideration of the matter was needed before a recommendation could be made. This was reported to the Board of Directors at its meeting held June 28, 2001, and another meeting of the Compensation Committee was scheduled for July 5, 2001 to be followed by a Special Meeting of the full Board to consider the Committee's recommendation.

   At its meeting on July 5, 2001, the Compensation Committee concluded that a mid-year cost of living adjustment should be made to the Executive Officers' compensation levels and that the Board should then return to its prior practice of considering adjustments to executive compensation levels at its December meetings. At the Special Meeting of the full Board following the Compensation Committee meeting on July 5, 2001, the Board approved and adopted the cost of living salary adjustments recommended by the Compensation Committee effective July 1, 2001 and also adopted a resolution to list the matter of Executive Officers' compensation levels for further consideration at the December, 2001 Regular Meeting of the Board and each December thereafter.

   In addition, at its meeting on July 5, 2001, the Compensation Committee completed its further revisions to an earlier revised draft of the Executive Officers' Bonus Plan for 2001 (2001 Bonus Plan) which the Committee had first considered during a recess at the June 28, 2001 Regular Board Meeting. Drafts of the 2001 Bonus Plan had been under review by the Committee for several months. A further revised draft of the 2001 Bonus Plan was then prepared and approved by the Committee for recommendation at the Special Meeting of the Board of Directors held July 5, 2001. As in the case of the 2000 Bonus Plan, the components of the 2001 Bonus Plan consisted of criteria closely tied to the Company's Three Year Strategic Plan which could be objectively measured, including consolidated earnings per share, ILEC net income and DSL growth, and CLEC access line equivalent growth and improvements to net income. After discussion and with Messrs. Brown and Kimble abstaining, the Board acted to approve and adopt the 2001 Bonus Plan as recommended by the Committee.

   In mid-November, 2001, a memorandum and supporting schedules were circulated to Compensation Committee members which set forth the President's proposed executive salary adjustments for Calendar Year 2002. A meeting of the Compensation Committee was then held on November 30, 2001 for the purpose of considering executive compensation for Calendar Year 2002 and the President's proposal. The President was invited to attend the meeting and asked to provide an overview of his salary proposals which were then discussed at length and compared to information in the Johnson Report and updated information regarding compensation levels of comparable companies. It remained the consensus of the Committee that the Company's Executive Officers compared quite favorably with those of other comparable companies and therefore salary levels beyond the Johnson Report's middle range were appropriate. After excusing the President from the meeting, the matter of the appropriate level of salary increases for each Executive Officer was discussed. Among the matters considered were the responsibilities and performance of each Officer and the relationship of each Officer's present salary with those of other Officers and other members of the management group. The Compensation Committee was in agreement that salary increases in the range of 3.3% to 5% were merited for 2002. A motion was unanimously adopted by the Committee to recommend the proposed salary increases for each Officer to the full Board which formally approved and adopted the Committee's recommendation at its meeting held December 6, 2001 to become effective January 1, 2002.

   Several additional matters, which had been under review for some time for the purpose of better protecting management personnel in the event of a change of control, were also considered by the Compensation Committee during a recess at the December 6, 2001 Regular Meeting of the Board, including formalizing and amending what theretofore had been unwritten policies with respect to the severance of salaried employees and retiree medical benefits for salaried employees, the amendment of the Company's deferred compensation and retirement income restoration plans, the amendment of executive employment agreements and the establishment of executive retention agreements. Also considered was a draft of the Executive Officers' Bonus Plan for 2002 (2002 Bonus Plan). After considerable review and discussion, the Committee adopted resolutions recommending each of the matters for approval and adoption by the full Board with the exception of the 2002 Bonus Plan which the Committee believed required further refinement. After reconvening and further discussion, the recommendations of the Compensation Committee were approved and adopted by the Board.

   The final meeting of the Compensation Committee for consideration of matters related to Calendar Year 2001 compensation was held in conjunction with a Regular Meeting of the full Board on February 21, 2002, for the purpose of considering the calculation of bonuses under the previously approved 2001 Bonus Plan. The Board Meeting was recessed and the Compensation Committee asked to consider the appropriateness of the calculation utilizing audited financials and to make a recommendation to the Board. After review of supporting schedules and discussion, the Committee recommended that the Board approve the calculation and grant payment of the bonuses so calculated for Calendar Year 2001. Following the reconvening of its meeting, the Committee recommendation was approved and adopted by the full Board.

   Compensation Committee:

   Jay L. Sedwick-Chairman
   Charles E. Cole
   Stephen G. Kraskin
   David E. Nelsen
   Charles E. Thomas, Jr.

Compensation Committee Interlocks and Insider Participation

   The Company paid approximately $3,196,000 to JUDCO Management, Inc., a subsidiary of Armstrong Holdings, Inc., for data processing functions during 2001. The Company also had approximately $241,000 outstanding to JUDCO Management, Inc. as of December 31, 2001. Jay L. Sedwick, a Director of the Company and Chairman of the Compensation Committee, is the Chairman of Armstrong Holdings, Inc.

   Charles E. Thomas, Jr., Chairman of the Board of the Company and a member of the Company's Compensation Committee, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA. Thomas, Thomas, Armstrong & Niesen has been retained as general counsel to North Pittsburgh since before 2001 and may be retained by North Pittsburgh in the future. North Pittsburgh and its subsidiaries paid Thomas, Thomas, Armstrong & Niesen a total of approximately $42,000 in fees during 2001 and at December 31, 2001 owed Thomas, Thomas, Armstrong & Niesen approximately $275,000 for professional services rendered, but not yet billed to the Company.

   The following Performance Graph provides an indication of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation Systems (NASDAQ) US Index and the Standard and Poor's (S&P) 500 Telecom Service Index. "Total shareholder returns" assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 1996 in NPSI, the S&P 500 Telecom Service Index and the NASDAQ US Index. For example, NPSI's base of $100 at the beginning of the period, on a total return basis, is calculated to be approximately $97 at the end of the five-year period.

                               PERFORMANCE GRAPH




                     FISCAL YEAR ENDED DECEMBER 31

                 S&P 500 Telecom    NASDAQ-US         NPSI
                 ---------------    ---------        -------
'96                  $100.00         $100.00         $100.00
'97                  $137.13         $122.48         $ 76.06
'98                  $204.68         $172.70         $ 59.44
'99                  $240.31         $320.87         $ 72.13
'00                  $144.99         $193.00         $ 61.35
'01                  $125.15         $153.15         $ 96.85


   In prior years, the S&P Telephone Index had been used by the Company as the published line-of-business index. However, this index was discontinued during 2001. As such, no complete comparison to this prior index could be made. As a replacement, the Company selected the S&P 500 Telecom Service Index, as its composition most resembles that of the S&P Telephone Index, with all of the companies which composed the S&P Telephone Index represented in the S&P 500 Telecom Service Index.

   Retirement Benefits Table. The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.45% multiplied by years of service) payable to Participants at their respective retirement dates under the Company's Retirement Plan (Retirement Plan).

                           Retirement Benefits Table

  Average Annual Earnings                    Years of Service
Used As Basis for Computing     ------------------------------------------------------
    Retirement Benefits           10            20             30             40
---------------------------     -------       -------       --------       --------
         $180,000               $26,100       $52,200       $ 78,300       $104,400
          200,000                29,000        58,000         87,000        116,000
          220,000                31,900        63,800         95,700        127,600
          240,000                34,800        69,600        104,400        139,200
          260,000                37,700        75,400        113,100        150,800
          280,000                40,600        81,200        121,800        162,400
          300,000                43,500        87,000        130,500        174,000
          320,000                46,400        92,800        139,200        185,600

--------
Notes to Retirement Benefits Table:

(1) The compensation amounts paid to Messrs. Brown, Kimble, Barthlow, Macefe and Weigand for 2001, viz. $224,760, $177,625, $177,625, $177,625 and
    $157,325, respectively, as shown in the Salary column of the Summary Compensation Table, are covered under the Retirement Plan. Messrs. Brown, Kimble, Barthlow, Macefe and Weigand as of December 31, 2001 had accumulated 41.28, 25.65, 24.44, 26.27 and 23.00 years of credited service, respectively, under the Retirement Plan.

(2) Benefits listed in the Table are not subject to any deductions for Social Security or other offset amounts.

(3) The Retirement Plan provides retirement benefits to all full-time employees, age 21 and over, generally based on average basic monthly compensation, excluding overtime earnings or other amounts earned, during the highest paid sixty (60) months of employment. The amount of contribution or accrual applicable to an individual in respect to this defined benefit plan cannot be calculated readily. However, the aggregate cash contribution required of the Company and its subsidiaries for the Retirement Plan year ended October 31, 2001 was equal to 4.5% of the total covered remuneration of all Participants in the Retirement Plan.

   Directors' Compensation. During 2001, Directors of the Company, excluding those holding offices with the Company and Mr. Thomas, received $1,200 per month as compensation for all services as a Director. Charles E. Thomas, Jr., received $3,000 per month for his services as both a Director and Chairman of the Board. No further compensation was paid to Directors for special or committee assignments, and because they are also Officers of the Company, no additional compensation was paid to Messrs. Brown and Kimble for their services as Directors.

                       TRANSACTIONS WITH RELATED PARTIES

   In 1998, the Company entered into an agreement to outsource certain data processing functions to JUDCO Management, Inc., a subsidiary of Armstrong Holdings, Inc. Jay L. Sedwick, a Director of the Company, is the Chairman of Armstrong Holdings, Inc. The Company paid approximately $3,196,000 during 2001 and had approximately $241,000 outstanding to JUDCO Management, Inc. as of December 31, 2001.

   The law firm of Thomas, Thomas, Armstrong & Niesen is retained as general counsel to the Company. Charles E. Thomas, Jr., the Chairman of the Board of Directors of the Company, is a partner at the firm. The Company paid approximately $42,000 during 2001 and had approximately $275,000 outstanding to Thomas, Thomas, Armstrong & Niesen as of December 31, 2001.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   Under the Company's Bylaws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial status, property and affairs of the Company. In accordance with such authority, KPMG LLP, which has audited the financial statements of the Company annually since 1952, has been appointed by the Board of Directors to provide audit and tax services for the year ending December 31, 2002. As a consequence, no recommendations will be made at the 2002 Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

   A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if he/she so desires, and will be available to respond to appropriate questions by Shareholders.

                            KPMG LLP FEES FOR 2001

   Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001, and the reviews of the condensed financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2001 were $78,600.

   Financial Information Systems Design and Implementation Fees. No services were performed by, or fees paid to, KPMG LLP in connection with financial information design and implementation projects during the year ended December 31, 2001.

   All Other Fees. The aggregate fees billed for all other services rendered by KPMG LLP during the year ended December 31, 2001 were $38,100. These other services consisted of the preparation of the Company's income tax returns for $21,100, the issuance of compliance audit reports for a subsidiary of the Company as required by its debt covenants for $8,900 and other transactional fees of $8,100.

   In this latter regard, the Audit Committee considered whether the providing of non-audit services was compatible with maintaining KPMG LLP's independence and concluded that it was.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting process and systems of internal controls. The Audit Committee is composed of three (3) Directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

   Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for filing with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Audit Committee:

Charles E. Thomas, Jr., Chairman
Stephen G. Kraskin
David E. Nelsen

                             SHAREHOLDER PROPOSALS

   To be eligible to be included in the Company's Proxy Statement and form of proxy for the 2003 Annual Meeting of Shareholders, shareholder proposals intended for presentation at the 2003 Annual Meeting must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 20, 2002. The rules of the Securities and Exchange Commission contain requirements for submitting proposals for inclusion in the Company's 2003 Proxy Statement and permit the Company to exclude proposals from its Proxy Statement in specified circumstances.

   A Shareholder who intends to present an item for business at the Company's 2003 Annual Meeting of Shareholders, other than a proposal submitted for inclusion in the Company's Proxy Statement for that meeting, must deliver notice of such business to the Company on or before March 4, 2003 in order for such notice to be considered to be timely. Such notices should be sent to the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311. The persons named as proxies in the form of proxy for the Company's 2003 Annual Meeting of Shareholders may exercise their discretionary voting power with respect to any proposal as to which the Company does not receive timely notice.

   It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

                                 OTHER MATTERS

   The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to the Proxies solicited hereby in respect to such other business in accordance with the best judgment of the person or persons acting under the Proxies.

   Accompanying this Proxy solicitation material is a copy of the Company's Annual Report for the year 2001, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Comprehensive Income and Consolidated Statements of Cash Flows. The Annual Report is submitted for the general information of the Company's Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

                                          By Order of the Board of Directors
                                          N. William Barthlow
                                          Secretary

Dated: April 19, 2002

                    [LOGO OF NORTH PITTSBURGH SYSTEMS INC.]





--------------------------------------------------------------------------------

[LETTERHEAD OF NORTH PITTSBURGH SYSTEMS INC.]                            PROXY
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2002.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                     See reverse for voting instructions.

                                 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to North Pittsburgh Systems, Inc., c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.










                           \/ Please detach here \/



             The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:   01 Harry R. Brown      05 David E. Nelsen         [_] Vote FOR            [_] Vote WITHHELD
                            02 Charles E. Cole     06 Jay L. Sedwick              all nominees            from all nominees
                            03 Allen P. Kimble     07 Charles E. Thomas, Jr.      (except as marked)
                            04 Stephen G. Kraskin

(Instructions: To withhold authority to vote for any indicated nominee,         _______________________________
write the number(s) of the nominee(s) in the box provided to the right.)       |_______________________________|


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1.
                                                                                                        ---
Address Change? Mark Box  [_]
Indicate changes below                                                         Date
                                                                                     --------------------------------

                                                                                _______________________________
                                                                               |_______________________________|

                                                                               Signature(s) in Box
                                                                               Please sign exactly as your name(s) appears on Proxy.
                                                                               If held in joint tenancy, all persons must sign.
                                                                               Trustees, administrators, etc. should include title
                                                                               and authority. Corporations should provide full name
                                                                               of corporation and title of authorized officer
                                                                               signing the proxy.
